UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        October 26, 2016

RANGEFORD RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54306	77-116182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

566 Silicon Drive, Suite 103, Southlake, Texas	76092
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(800) 699-9064

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management Item

5.02. Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board approved and appointed, Mr. Thomas Lindholm and Mr. Marc Duncan to serve as members of the Company's Board of Directors. Mr. Lindholm is also the current, Chief Executive Officer and Mr. Duncan is also the current, President and Chief Operating Officer of Rangeford Resources, Inc. As a result of the appointments, the total number of board member increases to three Directors. Mr. Michael Farmer remains as Director.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2016	Rangeford Resources, Inc.
By: /s/ Michael Farmer Michael Farmer, Director